Exhibit (i)(2)

                                  HALE AND DORR
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109

                          617-526-6000 FAX 617-526-5000




                                                 April 26, 2002

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.  20549

         Re: Post-Effective Amendment No. 4 to the Registration Statement of The Wright Asset Allocation Trust (Trust) File Nos. 333-75181; 811-09263 (PEA no. 4)
                  -----------------------------------------------------

Gentlemen:

      Hale and Dorr LLP hereby consents to the incorporation by reference into PEA no. 4 of its opinion, dated May 19, 1999, filed with the Securities and Exchange Commission on May 21, 1999, as exhibit no. (i)(1) to pre-effective amendment no. 1.

      The consent may not be used for any purpose other than as set forth above without our further consent.


                                                 Very truly yours,


                                              /s/ Hale and Dorr LLP
                                                 --------------------
                                                  Hale and Dorr LLP